SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

Pursuant to Section 13(d) of The Securities Exchange Act of 1934

Date of Report:  December 4, 1998          Commission File No. 0-1830

BOWL AMERICA INCORPORATED
(exact name of registrant as specfied in charter)

STATE OF MARYLAND                             54-0646173
(State of Incorporation)           (I.R.S. Employer Identification No.)

6446 Edsall Road, Alexandria, VA  22312
(Address of Principal Executive Office   Zip Code)

703-941-6300
(Registrant's Telephone Number, Including Area Code)

INFORMATION TO BE INCLUDED IN REPORT

ITEM 5.  OTHER EVENTS

     a. At the annual meeting of the Company held on December 1, 1998, all of the Directors named in the Proxy Statement except for Joan W. Sobkov, namely Warren T. Braham, Allan L. Sher,
Merle Fabian, Stanley H. Katzman, A. Joseph Levy, Ruth E. Macklin and Leslie H. Goldberg were reelected as directors to hold office until the next annual meeting. Ms. Sobkov had declined to be a director after the Proxy Statement had been filed. Irvin Clark was nominated and elected as a director in her stead.

     b. Mr. Frank B. Jolley's proposed Resolution -- "Resolved that the shareholders of Bowl America Inc. (the Company) request that as soon as practicable after the 1998 annual meeting of the shareholders, the Board of Directors of the Company take such steps as are necessary to effect the sale, merger or other reorganization of the Company on terms that are in the best financial interest of the Company's Class A and Class B shareholders" was discussed and considered at said Annual Meeting and was defeated by a vote of 16,026,298 votes against the resolution and 340,716 votes for the resolution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWL AMERICA INCORPORATED
Registrant

Leslie H. Goldberg
Leslie H. Goldberg
President

Date:  December 4, 1998